UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022

Pillarstone Capital REIT
(Exact name of registrant as specified in its charter)

Maryland	001-15409	39-6594066
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 555 Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 810-0100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02         Termination of a Material Definitive Agreement.

On July 19, 2022, the registrant received written notice that Whitestone TRS, Inc. (“Whitestone TRS”) confirmed termination of the management agreements for the registrant’s eight real estate assets (the “Real Estate Assets”). Whitestone TRS is a subsidiary of Whitestone REIT, which owns Whitestone REIT Operating Partnership, L.P. (“Whitestone OP”), the holder of 81.4% of the total outstanding Class A units representing limited partnership interests in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone OP”). Substantially all of the registrant’s business is conducted through Pillarstone OP. The registrant is the sole general partner of Pillarstone OP and owns 18.6% of the outstanding equity in Pillarstone OP.

Pursuant to the management agreements with respect to each Real Estate Asset (other than the Uptown Tower Real Estate Asset), Whitestone TRS agreed to provide certain property management, leasing and day-to-day advisory and administrative services to such Real Estate Asset in exchange for (x) a monthly property management fee equal to 5.0% of the monthly revenues of such Real Estate Asset and (y) a monthly asset management fee equal to 0.125% of GAV (as defined in each management agreement as, generally, the purchase price of the respective Real Estate Asset based upon the purchase price allocations determined pursuant to the contribution agreement pursuant to which the registrant acquired the equity interests of the entities that owned the Real Estate Assets) of such Real Estate Asset. Pursuant to the management agreement with respect to the Uptown Tower Real Estate Asset, Whitestone TRS agreed to provide certain property management, leasing and day-to-day advisory and administrative services to Pillarstone OP in exchange for (x) a monthly property management fee equal to 3.0% of the monthly revenues of Uptown Tower and (y) a monthly asset management fee equal to 0.125% of GAV of Uptown Tower.

The registrant had previously communicated to Whitestone REIT of its plan to internalize the management of the Real Estate Assets, but the registrant had not made efforts to terminate the management agreements. However, Whitestone TRS stated in its notice letter that while it had not received written notice of the termination of the management agreements, it “confirms receipt of your intent to terminate, and hereby confirms termination of the Agreements effective 30 days from” July 19, 2022.

Following the transition of management from Whitestone TRS, the registrant intends to internalize the management of its Real Estate Assets and to continue to pursue its business without the management services provided by Whitestone TRS under the management agreements.

Item 5.02         Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

On July 21, 2022, the Board of Trustees (the “Board”) of the registrant increased the size of the Board to six and appointed:

●
Bradford Johnson as the registrant’s President and Chief Executive Officer and to the Board to serve as a Class I trustee with a term expiring at the registrant’s annual meeting of shareholders to be held in 2025. Mr. Johnson replaces James C. Mastandrea as President and Chief Executive Officer. Mr. Mastandrea, who had been the registrant’s Chairman, President and Chief Executive Officer since 2003, ended his term as President and Chief Executive Officer and continues to serve in his role as Chairman and trustee of the registrant;

●
Dan P. Kovacevic as the registrant’s Chief Financial Officer. Mr. Kovacevic replaces John J. Dee as Chief Financial Officer. Mr. Dee, who had been the registrant’s Senior Vice President, Chief Financial Officer, Secretary and a trustee since 2003, ended his term as Chief Financial Officer and continues to serve in his role as a trustee of the registrant; and

●	William J. Carter as the registrant’s Chief Operating Officer.

President and Chief Executive Officer

Bradford D. Johnson, 63, has 40 years of experience in debt and equity capital markets, portfolio asset management and commercial development for domestic and international public and private REITs, pension funds and corporations with office, retail, industrial, senior living, student housing, multi-family apartments, and single-family rental operations in the U.S. Most recently, he served as Executive Vice President of Acquisitions and Asset Management for Whitestone REIT from 2010 to February 2022. Prior to Whitestone, Mr. Johnson held the positions of VP of Acquisitions and Development with Campus Living Villages Funds; Director of Finance & Capital Markets for Place Properties; Managing Director and CFO for Matrix Healthcare Development, Inc.; VP Development Manager for Robert Patillo Properties; and VP Asset & Portfolio Management, SE Region USA for Lendlease North America, formerly known as The Yarmouth Group Inc. Mr. Johnson began his career as an Associate Financial Analyst, Property Finance Group for LaSalle Partners, a predecessor firm of Jones Lang LaSalle, and Income Property Broker for Marcus & Millichap. Mr. Johnson holds a Bachelor of Arts degree from Baylor University with a concentration in Business. The Board determined that Mr. Johnson should serve as a trustee based on his appointment and position as President and Chief Executive Officer and his understanding of and experience in the registrant’s markets and industry.

There is no arrangement or understanding between Mr. Johnson and any other persons pursuant to which Mr. Johnson was appointed as President and Chief Executive Officer or as a director. There are no family relationships between Mr. Johnson and any trustee or executive officer of the registrant, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The terms of Mr. Johnson’s compensation have not yet been determined. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the registrant will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Chief Financial Officer

Dan P. Kovacevic, 63, has more than 30 years of experience in commercial and residential real estate as a developer and financial executive for public and private REITs and corporations with operations in the retail, multi-family apartments, and single-family sectors. Prior to joining the registrant, Mr. Kovacevic was VP of Whitestone REIT, responsible for leasing and management of 2.4 million retail square feet from 2011 to February 2022. His previous roles include Chief Financial Officer and Principal with the Mitroff Companies, a suburban Chicago homebuilder and commercial real estate business; VP-Finance with Midwest Development Corporation, a Chicago based real estate developer; and Audit Partner with Coopers and Lybrand, now part of Price Waterhouse Coopers. Mr. Kovacevic was President of Homebuilders Association of Greater Chicago in 2006 and currently is serving his second term on Town of Fountain Hills Planning and Zoning Commission. He is a Certified Public Accountant and holds a Bachelor of Science, Civil Engineering from Northwestern University, McCormick School of Engineering and a Master of Management, Finance and Accounting degree from Northwestern University, Kellogg Graduate School of Management.

There is no arrangement or understanding between Mr. Kovacevic and any other persons pursuant to which Mr. Kovacevic was appointed as Chief Financial Officer. There are no family relationships between Mr. Kovacevic and any trustee or executive officer of the registrant, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The terms of Mr. Kovacevic’s compensation have not yet been determined. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the registrant will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Chief Operating Officer

William J. Carter, 75, has more than 40 years of experience in commercial real estate. Prior to joining the registrant, he was President and Owner of Columbia Capital LLC, which provides short-term bridge loans to real estate professionals since 2013. His previous experience includes serving as Group Vice President for Continental Illinois Bank with divisional responsibility for a $2 billion construction loan portfolio and managerial responsibility for 30 real estate professionals; CEO and President for Granada Construction Corporation, a regional apartment development company, where he developed more than 5,000 apartment units and sourced in excess of $300 million debt and equity capital; Managing Member for De Morgan Capital, a venture with a British pension fund to acquire real estate, source capital and provide advisory services; senior analyst for Real Estate Research Corporation, an international real estate consulting firm; and Executive Officer for Jupiter Realty, Major Realty and Brencor LLC. Mr. Carter holds a Bachelor of Business Administration degree from the University of Georgia.

There is no arrangement or understanding between Mr. Carter and any other persons pursuant to which Mr. Carter was appointed as Chief Operating Officer. There are no family relationships between Mr. Carter and any trustee or executive officer of the registrant, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The terms of Mr. Carter’s compensation have not yet been determined. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the registrant will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Item 7.01         Regulation FD Disclosure.

On or about July 26, 2022, the registrant issued a press release announcing the notice of termination of the management agreements, the registrant’s proceeding to internalize management and become a self-directed, self-managed real estate company, and Mr. Johnson’s appointment as President, Chief Executive Officer and trustee, Mr. Kovacevic’s appointment as Chief Financial Officer, and Mr. Carter’s appointment as Chief Operating Officer, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained or incorporated in this Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.         Other Events

On July 12, 2022, the registrant was named as a defendant in a lawsuit filed in the Court of Chancery of the State of Delaware by Whitestone OP. The suit challenges the registrant’s rights agreement, dated as of December 27, 2021 (as the same may be amended from time to time, the “Rights Agreement”), between the registrant and American Stock Transfer & Trust Company, LLC, as rights agent, and claims that the registrant’s adoption of the Rights Agreement has breached the Pillarstone OP partnership agreement, the registrant breached its fiduciary duties as general partner of Pillarstone OP to Whitestone OP, and breached the implied covenant of good faith and fair dealing under the Pillarstone OP partnership agreement. On July 21, 2022, Whitestone OP filed a Motion to Preserve the Status Quo requesting broad restrictions on the registrant’s ability to conduct its business, including buying properties, enforcing the Rights Agreement, incurring expenses, or engaging in transactions.

The registrant believes that these allegations are without merit, intends to vigorously defend against them, and is considering its rights and potential courses of action with respect to the lawsuit. However, an unfavorable outcome of this lawsuit is unpredictable and could result in substantial costs to the registrant.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interact Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:July 25, 2022	Pillarstone Capital REIT

	By:	/s/ Bradford Johnson
Bradford Johnson
President and Chief Executive Officer